EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact	Media Contact
Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com

ACS Completes Senior Notes Offering

DALLAS, TEXAS: June 6, 2005 — Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process and information technology outsourcing solutions, announced today that it has completed a public offering of $250 million aggregate principal amount of its 4.70% Senior Notes due June 1, 2010 and $250 million aggregate principal amount of its 5.20% Senior Notes due June 1, 2015.

The net proceeds from the offering of approximately $496 million, after deducting underwriting discounts and commissions and expenses, were applied to repay a portion of ACS’ indebtedness under its $1.5 billion credit facility, part of which was incurred in connection with its recently completed acquisition of the human resources consulting and outsourcing businesses of Mellon Financial Corporation.

ACS offered the Senior Notes to the public by a prospectus supplement and prospectus, which is part of a registration statement declared effective by the Securities and Exchange Commission. Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. acted as the joint book-running managers.

In April 2005, in anticipation of the issuance of the Senior Notes, ACS entered into forward interest rate agreements to hedge the variability of future interest payments. These agreements totaled a notional amount of $250 million based on the 5-year benchmark U.S. Treasury rate and $250 million based on the 10-year benchmark U.S. Treasury rate. Due to declines in interest rates, we were required to pay approximately $19.3 million to settle these forward interest rate agreements upon the issuance of the Senior Notes. This amount will be recorded in accumulated other comprehensive loss and will be amortized as an adjustment to interest expense over the life of the Senior Notes.

About ACS

ACS, a FORTUNE 500 company with more than 50,000 people supporting client operations in nearly 100 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risks Related to our Business” in ACS’ most recent Form 10-Q and set forth under the caption “Risk Factors” in the prospectus supplement relating to the notes. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement, whether as a result of new information, future event or otherwise.